Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form F-3, File No. 333-269235, the registration statement on Form S-8, File No. 333-269230 and the post-effective amendment no. 2 on Form F-3 to the registration statement File No. 333-259757 of our report dated March 27, 2024, with respect to the consolidated financial statements of Arbe Robotics Ltd

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

April 11, 2024